Prospect Capital Schedules Third Fiscal Quarter Earnings Release and Conference Call

NEW YORK, NY -- 05/07/2008 -- Prospect Capital Corporation (NASDAQ: PSEC) (the "Company") announced today that it expects to file with the Securities and Exchange Commission its report on Form 10-Q containing its third fiscal quarter results for the period ended March 31, 2008, by Monday, May 12, 2008. The Company expects to issue its earnings press release before the opening of the financial markets on Tuesday, May 13, 2008.

The Company will host a conference call on Tuesday, May 13, 2008, at 11:00 a.m. Eastern Time. The conference call dial-in number will be 800-860-2442. A recording of the conference call will be available for approximately 5 days. To hear a replay, call 877-344-7529 and use passcode 419425.

About Prospect Capital Corporation

Prospect Capital Corporation (www.prospectstreet.com) is a closed-end investment company that lends to and invests in private and microcap public businesses. Prospect Capital's investment objective is to generate both current income and capital appreciation through debt and equity investments.

Prospect Capital has elected to be treated as a business development company under the Investment Company Act of 1940 ("1940 Act"). We are required to comply with a series of regulatory requirements under the 1940 Act as well as applicable NASDAQ, federal and state laws and regulations. We have elected to be treated as a regulated investment company under the Internal Revenue Code of 1986. Failure to comply with any of the laws and regulations that apply to Prospect Capital could have a material adverse effect on Prospect Capital and its shareholders.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any such statements, other than statements of historical fact, are likely to be affected by other unknowable future events and conditions, including elements of the future that are or are not under the Company's control, and that the Company may or may not have considered; accordingly, such statements cannot be guarantees of any aspect of future performance. Actual developments and results are highly likely to vary materially from these estimates and projections of the future. Such statements speak only as of the time when made, and the Company undertakes no obligation to update any such statement now or in the future.

Contact:

Please send investment proposals to:

Prospect Capital Corporation
Grier Eliasek
grier@prospectstreet.com
(212) 448-0702